SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 24, 2004

NRG Energy, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-15891	41-1724239

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

901 Marquette Avenue, Suite 2300, Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(612) 373-5300

Not applicable
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountants.

     On May 24, 2004, the Audit Committee of the Board of Directors of NRG Energy, Inc., a Delaware corporation (the “Company”), engaged KPMG LLP to serve as the Company’s independent auditor beginning immediately. KPMG’s engagement with the Company commences with the review of the Company’s second quarter 2004 10-Q filing.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2004

NRG ENERGY, INC.
By:	/s/ Timothy O’Brien
Timothy O’Brien
Vice President, Secretary and General Counsel

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